Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES RECORD FOURTH QUARTER AND YEAR 2008

FINANCIAL INFORMATION

2008 Net Revenue Grows 19%

PLANO, TX, FEBRUARY 5, 2009 –Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial information for the quarter and year ended December 31, 2008.

Net revenue for the quarter ended December 31, 2008 grew by 6% to $24.0 million compared to the fourth quarter of 2007. For the full year 2008, net revenue grew by 19% to $108.0 million. For the fourth quarter of 2008, gross margin percentage was 50.6% and gross margin percentage for the year was 49.4%.

On a generally accepted accounting principles (GAAP) basis, net income per diluted share was $0.02 for the fourth quarter of 2008 and net income per diluted share was $0.12 for the full year 2008. Non-GAAP net income per diluted share was $0.04 for the fourth quarter of 2008 and $0.20 per diluted share for the year. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“Even in a very challenging economy, we reported strong 2008 financial results in which we posted a 19% year-over-year increase in net revenue, achieved substantially increased operating margins, and performed extremely well in our target markets,” said James A. Fontaine, President and CEO of Microtune. “We are aggressively focused on expense control, cash preservation, and operational execution in this difficult environment. We are encouraged by our strong market share, newly expanded product portfolio and design-win opportunities, which, we believe, enable us to move forward in balancing our short and long-term goals until the market fully recovers.”

FINANCIAL HIGHLIGHTS

•	Q4 2008 net revenue of $24.0 million was up 6% over Q4 2007;

•	Full year 2008 net revenue of $108.0 million was up 19% over the prior year;

•	Q4 2008 non-GAAP net income of $2.0 million, or EPS of $0.04 per diluted share, was up 26% compared to non-GAAP net income of $1.6 million, or EPS of $0.03 per diluted share in Q4 2007;

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•	Full year 2008 non-GAAP net income of $11.1 million, or EPS of $0.20 per diluted share, was up 7% compared to non-GAAP net income of $10.4 million, or EPS of $0.18 per diluted share in 2007;

•	At December 31, 2008, cash and investments were $86.1 million, up $3.9 million from September 30, 2008; and

•	Q4 2008 days sales outstanding (DSOs) were 36 days.

FINANCIAL OUTLOOK

•	Q1 2009 revenue is expected to range between $17.5 million and $18.5 million and Q2 2009 revenue is expected to be flat compared to Q1 2009;

•	Break-even revenue levels are expected to be reached in the second half of 2009 (break-even revenue is estimated at $22.0 million per quarter on a non-GAAP basis);

•	Full year 2009 gross margin is expected to range between 49 and 50 percent;

•	Full year 2009 non-GAAP R&D expenses are expected to increase 10 to 15 percent;

•	Full year 2009 non-GAAP SG&A expenses are expected to decrease 6 to 10 percent;

•	Full year 2009 income tax expense is expected to be approximately $500 thousand.

BUSINESS HIGHLIGHTS

•

As part of its strategy to drive its silicon radio frequency (RF) technology into automotive entertainment markets worldwide, Microtune introduced two new integrated-circuit (IC) products engineered specifically for automobiles:

•

The MicroTuner™ MT2067 is a world-standard, automotive-grade TV tuner chip that provides high-quality, stable analog/digital broadcast TV reception in vehicles, even in those traveling at very high speeds. It offers manufacturers new RF technology that replaces traditional ‘can’ tuners, enabling lower cost and higher reliability.

•

Microtune also announced that a complementary automotive product, the MT1119 antenna amplifier chip, is in production. Targeted for new car model in-glass, roof and bumper antennas, the amplifier chip enables superior multi-standard (AM, FM, HD-Radio™, and DRM) car radio reception. With its miniature form factor and high level of integration, the MT1119 is another example of Microtune RF-IC technology that offers automakers and their suppliers a compact, low-cost RF solution requiring a minimum number of external components.

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•

Microtune, the only RF supplier whose certifiable DOCSIS® 3.0 technology is in commercial production today, expanded its portfolio of silicon products supporting the cable industry’s new DOCSIS 3.0 specification. The Company introduced the MT1570, a wideband upstream amplifier designed to increase the performance, data rate and reliability of upstream data communications in bandwidth-intensive DOCSIS 3.0 services. The MT1570 completes Microtune’s DOCSIS 3.0 front-end product offering, enabling the Company to offer one-stop, all-silicon DOCSIS 3.0 RF solutions.

•	Through December 31, 2008, Microtune has shipped a cumulative historical total of 122.5 million silicon TV tuner chips.

Mr. Fontaine said, “Despite the challenging economic conditions impacting our global markets, Microtune remains financially solid with a strong balance sheet, no debt and more than $86 million in cash. Additionally, we remain the technology leader in RF silicon tuner technology with a strong customer base and robust design-win activity. We believe that continued investment in R&D and other strategic programs will help drive long-term opportunities for revenue and market-share growth as the economy recovers.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, February 5, 2009, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s fourth quarter and year end 2008 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-332-0107 (the passcode is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until February 19, 2009 via the Company’s website or by dialing 320-365-3844.

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of December 31, 2008 and December 31, 2007, respectively; its unaudited Consolidated Statements of Operations for the three months and years ended December 31, 2008 and 2007, respectively; its unaudited Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s Quarterly Reports on Form 10-Q for the first three quarters of 2008, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 expected to be filed on or about February 20, 2009.

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Also included in this release are certain non-GAAP financial measures, including non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement, regulatory proceedings and ongoing related litigation.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide consumer electronics and automotive electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of appliances and applications. The Company currently holds 83 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2009 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$46,097	$87,537
Short-term investments	40,000	—
Accounts receivable, net	9,495	9,489
Inventories	11,261	10,979
Other current assets	4,469	2,313

Total current assets	111,322	110,318

Property and equipment, net	5,148	4,203
Other assets and deferred charges	2,025	2,788

Total assets	$118,495	$117,309

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,985	$4,460
Accrued compensation	2,495	4,634
Accrued expenses	2,472	2,703
Deferred revenue	355	166

Total current liabilities	9,307	11,963

Non-current liabilities	203	122
Commitments and contingencies

Stockholders’ equity	108,985	105,224

Total liabilities and stockholders’ equity	$118,495	$117,309

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net revenue	$24,017	$22,764	$108,020	$91,141
Cost of revenue	11,859	10,943	54,691	44,698

Gross margin	12,158	11,821	53,329	46,443
Operating expenses:
Research and development	6,480	6,244	25,896	23,695
Selling, general and administrative	4,954	6,479	21,809	25,317

Total operating expenses	11,434	12,723	47,705	49,012

Income (loss) from operations	724	(902)	5,624	(2,569)
Other income (expense):
Interest income	331	874	1,705	4,156
Foreign currency gains (losses), net	(128)	49	(324)	268
Other	(7)	8	6	75

Income before income taxes	920	29	7,011	1,930
Income tax expense	98	675	636	786

Net income (loss)	$822	$(646)	$6,375	$1,144

Net income (loss) per common share:

Basic	$0.02	$(0.01)	$0.12	$0.02

Diluted	$0.02	$(0.01)	$0.12	$0.02

Weighted-average common shares outstanding:

Basic	52,751	53,927	53,062	53,692

Diluted	52,995	53,927	54,439	56,022

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2008	2007
Operating activities:
Net income	$6,375	$1,144

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,910	1,496
Stock-based compensation	4,794	6,096
Loss (gain) on sale of property and equipment	25	(16)
Changes in operating assets and liabilities:
Accounts receivable, net	(6)	(2,880)

Inventories	(282)	(1,991)
Other assets	(1,393)	(2,131)
Accounts payable	(549)	(387)
Accrued expenses	(500)	972
Accrued compensation	(2,139)	1,733
Deferred revenue	189	143
Other liabilities	6	35
Net cash provided by operating activities	8,430	4,214

Investing activities:
Purchases of property and equipment	(2,462)	(1,408)
Proceeds from sale of available-for-sale investments	—	58,750
Purchase of available-for-sale investments	—	(14,000)
Purchase of held-to-maturity investments	(40,000)	—

Net cash provided by (used in) investing activities	(42,462)	43,342

Financing activities:
Proceeds from issuance of common stock	1,409	1,971
Surrender of common stock by employees for payroll taxes	(277)	—
Repurchase and retirement of common stock, including direct expenses	(8,540)	—

Net cash provided by (used in) financing activities	(7,408)	1,971

Net increase (decrease) in cash and cash equivalents	(41,440)	49,527
Cash and cash equivalents at beginning of year	87,537	38,010

Cash and cash equivalents at end of year	$46,097	$87,537

Non-cash investing activities:
Investment in enterprise software and equipment	$(418)	$—

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Net revenue	$24,017	$31,928	$26,612	$25,463	$22,764
Silicon	78%	76%	72%	76%	78%
Modules	22%	24%	28%	24%	22%

Net revenue by market
Cable	70%	56%	69%	71%	67%
Automotive	22%	24%	27%	24%	22%
Digital Television	8%	20%	3%	5%	10%
Other	0%	0%	1%	0%	1%

Net revenue by geography
Asia Pacific	45%	43%	43%	46%	41%
North America	34%	30%	32%	32%	36%
Europe	20%	21%	24%	22%	23%
Other	1%	6%	1%	—	—

Ten percent customers (net revenue)(1)
Cisco	32%	28%	28%	27%	33%
Unihan(2) (3)	17%	*	12%	18%	10%
Panasonic	10%	12%	13%	12%	*
ATM Electronic Corporation(4)	*	18%	*	*	*
Samsung	*	*	10%	10%	*

Net revenue from top 10 customers (5)	89%	86%	87%	86%	83%

As a percent of net revenue
Gross margin	50.6%	48.4%	50.7%	48.1%	51.9%
Research and development	27.0%	21.9%	24.1%	23.6%	27.4%
Selling, general and administrative	20.6%	16.9%	20.7%	23.4%	28.5%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	A wholly-owned subsidiary of Asustek Computer.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	The majority of revenue from ATM Electronic Corporation was related to the CECB market segment in the United States.
(5)	Includes respective manufacturing subcontractors.
*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Cash and cash equivalents	$46,097	$82,213	$82,784	$84,507	$87,537
Short-term investments	40,000	—	—	—	—

Total cash and investments	$86,097	$82,213	$82,784	$84,507	$87,537

Raw materials	$365	$454	$409	$154	$85
Work-in-process	3,097	3,165	3,893	5,118	3,544
Finished goods	7,799	6,428	6,552	5,911	7,350

Total inventory	$11,261	$10,047	$10,854	$11,183	$10,979

Inventory turns (annualized)	4.2	6.6	4.8	4.7	4.0

Accounts receivable, net	$9,495	$16,361	$13,238	$12,428	$9,489

Days sales outstanding (DSO)	36	46	45	44	38

Common shares outstanding	52,049	52,936	53,581	54,250	53,999

Weighted-average common shares outstanding for the quarter ended
Basic	52,751	53,372	54,271	54,138	53,927
Diluted	52,995	54,425	55,764	56,759	53,927

Total employees	220	213	217	205	204

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Cost of revenue	$9	$11	$10	$5	$8

Research and development	489	515	531	358	585
Selling, general and administrative	665	715	795	691	864

Total stock-based compensation expense included in operating expenses	1,154	1,230	1,326	1,049	1,449

Total stock-based compensation expense	$1,163	$1,241	$1,336	$1,054	$1,457

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2008 (1)	September 30, 2008 (2)	June 30, 2008 (3)	March 31, 2008 (4)	December 31, 2007
Cost of revenue	$—	$—	$—	$(4)	$—

Research and development	—	—	—	(258)	—
Selling, general and administrative expenses	12	180	54	(40)	769

Total investigation, restatement and litigation included in operating expenses	12	180	54	(298)	769

Total investigation, restatement and litigation expense (benefit)	$12	$180	$54	$(302)	$769

(1)	Amounts in the fourth quarter of 2008 are net of $0.8 million in professional fees reimbursed under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(2)	Amounts in the third quarter of 2008 are net of $0.4 million in professional fees reimbursed under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(3)	Amounts in the second quarter of 2008 are net of $0.3 million in professional fees reimbursed under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.
(4)	Amounts in the first quarter of 2008 are net of $0.2 million in professional fees reimbursed under our directors’ and officers’ liability insurance and include a benefit of $0.4 million for taxes and interest accrued in excess of amounts paid to the IRS upon completion of its examination of our payroll tax returns for 2003 through 2006. Periods prior to the three months ended March 31, 2008 did not include any reimbursements under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from this amount.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP research and development expense	$6,480	$6,244	$25,896	$23,695
Stock-based compensation expense	489	585	1,893	2,448
Benefit relating to investigation, restatement and litigation	—	—	(258)	—

Non-GAAP research and development expense	$5,991	$5,659	$24,261	$21,247

GAAP selling, general and administration expense	$4,954	$6,479	$21,809	$25,317
Stock-based compensation expense	665	864	2,866	3,608
Expense relating to investigation, restatement and litigation	12	769	206	3,127

Non-GAAP selling, general and administration expense	$4,277	$4,846	$18,737	$18,582

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(unaudited)

Estimate for Year Ending December 31, 2009
Estimated GAAP research and development expense	$28.6 to $29.7 million
Estimated stock-based compensation expense	$1.8 to $2.0 million
Estimated non-GAAP research and development expense	$26.6 to $27.6 million

Estimated GAAP selling, general and administration expense	$20.2 to $21.2 million
Estimated stock-based compensation expense	$2.8 to $3.0 million
Estimated expenses relating to investigation, restatement and litigation (1)	$0.3 to $0.6 million
Estimated non-GAAP selling, general and administration expense	$17.0 to $18.0 million

(1)	Relates to expenses not reimbursed under our directors’ and officers’ liability insurance policy.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP net income (loss)	$822	$(646)	$6,375	$1,144
Stock-based compensation expense	1,163	1,457	4,794	6,096
Expense (benefit) relating to investigation, restatement and litigation	12	769	(56)	3,127

Non-GAAP net income	$1,997	$1,580	$11,113	$10,367

Basic net income (loss) per share:
GAAP	$0.02	$(0.01)	$0.12	$0.02

Non-GAAP	$0.04	$0.03	$0.21	$0.19

Diluted net income (loss) per share:
GAAP	$0.02	$(0.01)	$0.12	$0.02

Non-GAAP	$0.04	$0.03	$0.20	$0.18

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	52,751	53,927	53,062	53,692
Non-GAAP	52,751	53,927	53,062	53,692

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	52,995	53,927	54,439	56,022
Non-GAAP	53,054	58,369	54,752	57,124

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and Non-GAAP	52,751	53,927	53,062	53,692
Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	52,995	53,927	54,439	56,022
Incremental common equivalent shares	59	4,442	313	1,102

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – Non-GAAP	53,054	58,369	54,752	57,124